UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 13, 2016

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 13, 2016, Tangoe, Inc. (the “Company”) received a letter from the Staff (the “Staff”) of the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) stating that the Staff had determined to delist the Company’s securities as a result of the Company not being in compliance with Nasdaq Listing Rule 5250(c)(1), due to the Company’s delays in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2016 (the “Delayed Reports”). This rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).  As previously announced, the Delayed Reports were not timely filed due to the Company’s ongoing restatement of its financial statements for the years 2013 and 2014, and the first three quarters of 2015.

The letter stated that, unless the Company requests an appeal of the delisting determination, trading of the Company’s common stock will be suspended from the Nasdaq Global Select Market at the opening of business on September 22, 2016 and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on Nasdaq.  The letter specified that the Company may appeal the Staff’s determination to a Nasdaq Hearings Panel and that the Company has until September 20, 2016 to submit a request for such a hearing.

The Company intends to timely request an appeal hearing.  The Company intends to present at the hearing a plan to regain compliance with Listing Rule 5250(c)(1) and request the continued listing of its common stock on the Nasdaq Global Select Market pending such compliance.  The Hearings Panel will have discretion to grant the Company an extension until March 10, 2017 to regain compliance with Listing Rule 5250(c)(1), however there can be no assurance that the Hearings Panel will grant the Company’s requests.

The Company’s submission of the request for an appeal hearing will automatically stay the suspension of trading of the Company’s common stock for 15 days from the date of the request.  The Company intends to include in its request for an appeal hearing a request for a further stay in the suspension of trading of the Company’s common stock.  The letter specified that a Hearings Panel would review the request for an extended stay and notify the Company of its conclusion as soon as is practicable, but in any event no later than 15 calendar days following the deadline to request the hearing.

On September 19, 2016, the Company issued a press release announcing its receipt of the Nasdaq letter. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties.  All statements, other than statements of historical facts, included in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “estimates”, “expects”,

“intends” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding additional time that the Company may be granted to regain compliance with Nasdaq rules, any stay that may be granted with respect to the delisting of the Company’s common stock and the Company’s ability to regain compliance with Nasdaq rules, involve risks and uncertainties which may cause actual results to differ materially from those stated here.  Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the time and effort required for the Company to complete the restatement of its financial statements and the timing and outcome of any Nasdaq decision with respect to the Company’s requests. Forward-looking statements reflect management’s analysis as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on September 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.

Date: September 19, 2016	By:	/s/ Jay Zager

Jay Zager Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on September 19, 2016